Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of América Móvil, S.A. de C.V. of our report dated February 20, 2003, except for Note 17, which is dated March 4, 2003 relating to the financial statements of America Central Tel, S.A. and Subsidiaries for the years ended December 31, 2002 and 2001, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers

Guatemala,

July 30, 2004